UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2008 (November 3, 2008)
REPLIDYNE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-52082 (Commission File Number)	84-1568247 (I.R.S. Employer Identification No.)

1450 Infinite Drive	80027
Louisville, Colorado (Address of principal executive offices)	(Zip Code)
303-996-5500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1

Item 1.01 Entry Into a Material Definitive Agreement
Agreement and Plan of Merger and Reorganization
On November 3, 2008, Replidyne, Inc., a Delaware corporation (“Replidyne”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Cardiovascular Systems, Inc., a Minnesota corporation (“CSI”), and Responder Merger Sub, Inc., a Minnesota corporation and wholly owned subsidiary of Replidyne (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into CSI, the separate existence of Merger Sub shall cease, and CSI will be the surviving corporation (the “Merger”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Replidyne will issue, and holders of CSI capital stock will receive, shares of common stock of Replidyne, such that following the consummation of the transactions contemplated by the Merger Agreement, current stockholders of Replidyne, together with holders of Replidyne options and warrants, are expected to own approximately 17% of the common stock of the combined company and current CSI stockholders, together with holders of CSI options and warrants, are expected to own or have the right to acquire approximately 83% of the common stock of the combined company, both on a fully diluted basis using the treasury stock method. The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended.
Subject to the terms of the Merger Agreement, immediately prior to the effective time of the Merger, Replidyne will effect a reverse stock split of its common stock (the “Reverse Split”) whereby each issued and outstanding share of its common stock will be reclassified and combined into a number of shares of its common stock to be agreed upon by Replidyne and CSI. The Reverse Split is necessary so that, as of the effective time of the Merger, Replidyne will satisfy the minimum bid price requirement pursuant to the initial listing standards of the Nasdaq Global Market. In addition, all shares of preferred stock of CSI will be converted into shares of common stock of CSI immediately prior to the effective time of the Merger in accordance with an agreement entered into among certain of CSI’s stockholders.
Subject to the terms of the Merger Agreement, upon consummation of the transactions contemplated by the Merger Agreement, at the effective time of the Merger, each share of CSI common stock issued and outstanding immediately prior to the Merger will be canceled, extinguished and automatically converted into the right to receive that number of shares of Replidyne common stock as determined pursuant to the exchange ratio described in the Merger Agreement. In addition, Replidyne will assume options and warrants to purchase shares of CSI common stock which will become exercisable for shares of Replidyne common stock, adjusted in accordance with the same exchange ratio. The exchange ratio will be based on the number of outstanding shares of capital stock of Replidyne and CSI, and any outstanding options and warrants to purchase shares of capital stock of Replidyne and CSI, and Replidyne’s net assets, in each case calculated in accordance with the terms of the Merger Agreement as of immediately prior to the effective time of the Merger, and will not be calculated until such time.
Following consummation of the Merger, Replidyne will be renamed Cardiovascular Systems, Inc. and its headquarters will be located in St. Paul, Minnesota, at CSI’s headquarters. Replidyne has agreed to appoint directors designated by CSI to Replidyne’s Board of Directors, specified current directors of Replidyne will resign from the Board of Directors and Replidyne will appoint new officers designated by CSI.
Consummation of the Merger is subject to closing conditions, including among other things, (i) the filing by Replidyne with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-4 with respect to the registration of the shares of Replidyne common stock to be issued in the Merger and a declaration of its effectiveness by the SEC, (ii) approval and adoption of the Merger Agreement and Merger by the requisite vote of the stockholders of CSI, (iii) approval of the issuance of shares of Replidyne common stock in connection with the Merger and approval of the certificate of amendment effecting the Reverse Split by the requisite vote of Replidyne stockholders; and (iv) conditional approval for the listing of Replidyne common stock to be issued in the Merger on the Nasdaq Global Market.

As an inducement for Replidyne to enter into the Merger Agreement, contemporaneously with the execution of the Merger Agreement, certain stockholders of CSI, who together with their respective affiliates beneficially own approximately 32% of the outstanding capital stock of CSI, entered into voting agreements and irrevocable proxies in favor of Replidyne agreeing, among other things, to vote shares representing approximately 20% of the outstanding capital stock of CSI: (a) in favor of the adoption of the Merger Agreement; and (b) generally against any action or agreement that is intended, or would reasonably be expected, to delay, prevent or adversely affect the Merger. These stockholders represented the maximum number of the outstanding shares of CSI capital stock that could be made subject to these voting agreements under Minnesota corporate law. As an inducement for CSI to enter into the Merger Agreement, contemporaneously with the execution of the Merger Agreement, certain stockholders of Replidyne, who together with their respective affiliates beneficially own approximately 52% of the outstanding common stock of Replidyne, entered into voting agreements and irrevocable proxies in favor of CSI agreeing, among other things, to vote shares representing approximately 35% of the outstanding common stock of Replidyne: (a) in favor of the adoption of the Merger Agreement; and (b) generally against any action or agreement that is intended, or would reasonably be expected, to delay, prevent or adversely affect the Merger. In addition to the voting agreements, certain stockholders of CSI and Replidyne entered into lock-up agreements agreeing, among other things, not to sell any shares of Replidyne’s common stock or CSI’s common stock for a period commencing on the date of execution of the Merger Agreement and ending 90 days after the closing of the Merger.
The Merger Agreement contains certain termination rights for both Replidyne and CSI, and further provides that, upon termination of the Merger Agreement under specified circumstances, Replidyne or CSI may be required to pay the other party a termination fee of $1,500,000 plus reimbursement to the applicable party of all actual out-of-pocket legal, accounting and investment advisory fees paid or payable by such party in connection with the Merger Agreement and the transactions contemplated thereby.
A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the joint press release issued by Replidyne and CSI announcing the Merger is attached to this report as Exhibit 99.1 and is incorporated by reference herein.
The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Replidyne. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Replidyne, CSI, or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Replidyne’s public disclosures.
Additional Information about the Merger and Where to Find It
In connection with the Merger described herein, Replidyne will file a registration statement on Form S-4 and a related proxy statement and prospectus with the SEC. Investors and security holders of Replidyne and CSI are urged to read the proxy statement/prospectus (including any amendments or supplements thereto) regarding the Merger when it becomes available because it will contain important information about Replidyne, CSI and the Merger. Replidyne’s stockholders will be able to obtain a copy of the proxy statement/prospectus, as well as other filings containing information about Replidyne and CSI, without charge, at the SEC’s Internet site (www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Replidyne, Inc., 1450 Infinite Drive, Louisville, CO 80027, Attention: Investor Relations, Telephone: (303) 996-5500.

Participants in the Solicitation
Replidyne, CSI and their respective directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of Replidyne in connection with the Merger. Information regarding the special interests of these directors and executive officers in the Merger will be included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Replidyne is also included in Replidyne’s definitive proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 9, 2008 and its Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 14, 2008. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Replidyne as described above.
Item 8.01 Other Events
On November 4, 2008, Replidyne and CSI issued a press release announcing the execution of the merger agreement. A copy of the press release, titled “Replidyne and Cardiovascular Systems, Inc. Sign Merger Agreement,” is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated November 3, 2008, by and among Replidyne, Inc., Responder Merger Sub, Inc. and Cardiovascular Systems, Inc.*

99.1	Press Release titled “Replidyne and Cardiovascular Systems, Inc. Sign Merger Agreement” dated November 4, 2008.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Replidyne undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Replidyne, Inc. (Registrant)
By:	/s/ Mark L. Smith
Mark L. Smith
Chief Financial Officer Principal Accounting Officer

Dated: November 4, 2008

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated November 3, 2008, by and among Replidyne, Inc., Responder Merger Sub, Inc. and Cardiovascular Systems, Inc.*

99.1	Press Release titled “Replidyne and Cardiovascular Systems, Inc. Sign Merger Agreement” dated November 4, 2008.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Replidyne undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.